UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 29, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement.

On November 29, 2010, Leucadia National Corporation (the “Company”) and its wholly owned subsidiary, MK Resources LLC, entered into agreements to sell to Inmet Mining Corporation (“Inmet”) the Company’s 30% indirect equity interest in and subordinated sponsor loans to the Cobre Las Cruces copper mining project located in southern Spain (“Las Cruces”).  Inmet, a Canadian company whose shares are listed on the Toronto Stock Exchange, currently owns the other 70% of Las Cruces.  The aggregate consideration for this transaction will be $480 million, consisting of $150 million in cash and Inmet common shares valued at $330 million based on the volume weighted average trading price of an Inmet common share on the Toronto Stock Exchange for the 10 day period ending November 26, 2010.   In addition, the Company will be released from its guarantee of $72 million of debt owed by Las Cruces to an affiliate of Inmet.  The Company currently owns approximately 9.98% of Inmet’s outstanding common shares, and after giving effect to this transaction, will own approximately 17.94% of Inmet’s common shares.  The transaction is subject to customary closing conditions and is expected to close by December 31, 2010.  The Company expects to report a gain upon consummation of this transaction based upon the trading price of the Inmet common shares on the closing date.  Using the closing price of an Inmet common share on November 29, 2010, that gain would be approximately $280 million.

Attached as Exhibits 10.1 and 10.2, respectively, are the Share Purchase Agreement among Inmet Mining Corporation, Leucadia National Corporation and MK Resources LLC (the “Share Purchase Agreement”) and the Note Purchase Agreement among Leucadia National Corporation, Inmet Mining Corporation and Inmet Finance Company SARL (the “Note Purchase Agreement”), each dated November 29, 2010.  Also attached as Exhibit 99.1 is a press release issued by Leucadia dated November 29, 2010.

The Inmet shares to be issued in connection with the transaction will be subject to the terms of the existing registration rights agreement entered into between the Company and Inmet in 2005, the form of which is filed as Exhibit 10.3 hereof.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement dated November 29, 2010, among Leucadia National Corporation, MK Resources LLC and Inmet Mining Corporation.
10.2	Note Purchase Agreement dated November 29, 2010, among Leucadia National Corporation, Inmet Mining Corporation and Inmet Finance Company SARL.
10.3	Form of Registration Rights Agreement by and among Inmet Mining Corporation and the Investors Named Herein dated as of August 22, 2005.
99.1	Press release of Leucadia National Corporation dated November 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2010

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer

Financial Statements and Exhibits.

(e)	Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement dated November 29, 2010, among Leucadia National Corporation, MK Resources LLC and Inmet Mining Corporation.
10.2	Note Purchase Agreement dated November 29, 2010, among Leucadia National Corporation, Inmet Mining Corporation and Inmet Finance Company SARL.
10.3	Form of Registration Rights Agreement by and among Inmet Mining Corporation and the Investors Named Herein dated as of August 22, 2005.
99.1	Press release of Leucadia National Corporation dated November 29, 2010.

5